UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2021, we held our 2021 Annual Meeting of Stockholders at which our stockholders voted, among other things, to approve an amendment to our restated certificate of incorporation to:

•
increase the authorized number of shares of Class A common stock from 50,000,000 to 150,000,000, with 60,000,000 of the 100,000,000 additional authorized shares of Class A common stock being available for issuance only as dividends on outstanding shares of Class A common stock;

•
increase the authorized number of shares of Class B common stock from 2,409,738 to 5,307,816, with all of the authorized but unissued shares of Class B common stock being available for issuance only as dividends on outstanding shares of Class B common stock; and

•	remove a now-obsolete provision related to the automatic conversion of Class B common stock into Class A common stock.

In connection with the approval of the amendment to our restated certificate of incorporation, we filed a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware on July 13, 2021.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the certificate of amendment to our restated certificate of incorporation, a copy of which is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.01	Certificate of Amendment to Restated Certificate of Incorporation of ACM Research, Inc., dated July 13, 2021

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: July 13, 2021